Exhibit 23






INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Entergy Corporation on Form S-8 of our reports dated January 31, 2002 (which reports express an unqualified opinion and include an explanatory paragraph relating to Entergy Corporation's change in 2001 in the method of accounting for derivative instruments), appearing in the Annual Report on Form 10-K of Entergy Corporation for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP
New Orleans, Louisiana

June 21, 2002